UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 19, 2016, the Board of Directors (the “Board”) of Impax Laboratories, Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board, appointed Richard A. Bierly as a director of the Company and as a director on the Audit Committee of the Board, effective immediately. The Board expanded its size from seven to eight members and appointed Mr. Bierly to fill the newly created seat. Mr. Bierly will serve on the Board until the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or his earlier death, resignation or removal or services as a director otherwise concludes.
Mr. Bierly, age 61, previously served as Vice President and Chief Financial Officer of Medivation, Inc., a Nasdaq-listed biopharmaceutical company, from March 2014 until April 2016. Prior to such time, Mr. Bierly served as an executive director in Ernst & Young LLP’s Financial Accounting Advisory Services practice for life sciences and other clients from September 2013 to March 2014. From 1999 to August 2012, he served in several leadership roles at Johnson & Johnson, a New York Stock Exchange listed health care company, including from August 2010 to August 2012 as Vice President, Global Finance Services, where he was responsible for a shared services center providing financial accounting services to Johnson & Johnson’s U.S.-based operating companies. During his tenure at Johnson & Johnson, Mr. Bierly also served as Vice President, Finance of Centocor, Inc., and as Vice President, Finance, of Ortho Biotech LP, both subsidiaries of Johnson & Johnson. Since October 2015, Mr. Bierly has served as a director on the board of directors and as chairman of the audit committee of Aclaris Therapeutics, Inc., a Nasdaq listed clinical stage pharmaceutical company. He received his B.A. degree from Pennsylvania State University and is a certified public accountant in Pennsylvania (inactive) and New Jersey (inactive).
Mr. Bierly is entitled to receive the Company’s standard non-employee director compensation and in connection with his appointment as a new member of the Board, Mr. Bierly was granted options to purchase 11,840 shares of the Company’s common stock and 4,895 shares of restricted stock (collectively, the “Award”) on August 19, 2016 (the “Grant Date”) under the Company’s Second Amended and Restated 2002 Equity Incentive Plan with the Award vesting (and with respect to the options, becoming exercisable and any risk of forfeiture lapsing) on the earlier of the (i) first anniversary of the Grant Date and (ii) one day before the date of the Company’s next annual meeting of stockholders, subject to Mr. Bierly’s continued tenure through each respective vesting date and with the options having a ten-year term.
There are no arrangements or understandings between Mr. Bierly, on the one hand, and any other person, on the other hand, pursuant to which Mr. Bierly was elected as a director, and the Company believes there are no transactions in which Mr. Bierly has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective August 19, 2016, the Board amended the amended and restated bylaws of the Company, as amended (the “Bylaws”). The amendment to the Bylaws (“Amendment No. 5”) amends Article III, Section 14 of the Bylaws to increase the maximum number of directors authorized to serve on the Board from seven to eight. As amended, this section provides that the authorized number of directors shall be no less than one nor more than eight.

The foregoing summary of the Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed herewith.

Exhibit No.	Description
3.1	Amendment No. 5 to the Amended and Restated Bylaws of Impax Laboratories, Inc., as amended effective August 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2016		IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
	Name:	Bryan M. Reasons
	Title:	Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 5 to the Amended and Restated Bylaws of Impax Laboratories, Inc., as amended effective August 19, 2016.